UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2014

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV 89052

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously announced, in 2010 Spectrum Pharmaceuticals, Inc. (the “Company”) licensed the oncology drug asset Beleodaq™ (belinostat) for Injection from TopoTarget A/S (“TopoTarget”) through a License and Collaboration Agreement (the “Agreement”) for all uses in North America and India, with an option for China (as is defined in the Agreement). In connection with the transaction, TopoTarget remained eligible to receive contingent consideration, in the form of cash and/or the Company’s common stock, upon achievement of certain regulatory and sales milestones, if any.

On February 5, 2014, the Company received a communication from the U.S. Food and Drug Administration (“FDA”) notifying the Company that its New Drug Application (“NDA”) for Beleodaq (belinostat) for Injection has been accepted for filing by the FDA with priority review. A copy of the press release, issued by the Company on February 6, 2014, announcing the achievement of this regulatory milestone is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As a result of the satisfaction of this NDA acceptance milestone, pursuant to the Agreement, the Company becomes obligated to pay TopoTarget $10 million in cash and to issue to TopoTarget an aggregate amount of 1 million shares of the Company’s common stock in a private placement. The Company and TopoTarget are parties to a registration rights agreement pursuant to which the Company is required to file a registration statement covering the resale of the shares to be issued to TopoTarget.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the terms of the Agreement referenced in Item 2.04 above and in connection with the achievement of the aforementioned milestone event, the Company becomes obligated to issue an aggregate amount of 1 million shares of the Company’s common stock to TopoTarget. Such issuance is anticipated to be without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), based in part upon the following: the issuance does not involve any public offering; the Company made no solicitation in connection with the transaction, other than communication with TopoTarget; the Company obtained representations from TopoTarget regarding its investment intent, experience and sophistication; TopoTarget has received or had access to adequate information about the Company in order to make an informed investment decision; TopoTarget has represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act; the Company reasonably believes that TopoTarget is sophisticated within the meaning of Section 4(2) of the Act; and the common stock will be issued with restricted securities legends. No underwriting discounts or commissions will be paid in conjunction with the issuance.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014	SPECTRUM PHARMACEUTICALS, INC.

	By:	/s/ Kurt A. Gustafson

Kurt A. Gustafson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 6, 2014.

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